Exhibit 10.2

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE ALLIANCE DATA SYSTEMS CORPORATION
2020 OMNIBUS INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of [GRANT DATE] (the “Grant Date”) by and between Alliance Data Systems Corporation (the “Company”) and [PARTICIPANT NAME] (the “Participant”) who is an employee of the Company or one of its Affiliates, evidences the grant by the Company of an award of restricted stock units (the “Award”) to the Participant and the Participant’s acceptance of the Award in accordance with the provisions of the Alliance Data Systems Corporation 2020 Omnibus Incentive Plan (the “Plan”).  The Company and the Participant agree as follows:

1. Basis for Award.  The Award is made under the Plan pursuant to Sections 6(e) and 6(f) thereof.

2. Award.

(a) The Company hereby awards to the Participant, in the aggregate, [SHARES GRANTED] Restricted Stock Units which shall be subject to the conditions set forth in the Plan and this Agreement.

(b) Restricted Stock Units shall be evidenced by an account established and maintained for the Participant, which shall be credited for the number of Restricted Stock Units granted to the Participant.  By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(c) Except as provided in the Plan or this Agreement, prior to vesting as provided in Section 3 of this Agreement, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to Stock underlying the Award shall immediately terminate without any payment or consideration by the Company in the event of a Participant’s termination of employment as provided in Section 4 of this Agreement below.

(d) Dividend Equivalent Rights.  If the Company pays any cash dividend on its outstanding Stock for which the record date occurs after the Grant Date, the Committee will credit the Participant’s account as of the dividend payment date in an amount equal to the cash dividend paid on one share of Stock multiplied by the number of Restricted Stock Units under this Agreement that are unvested as of that record date (“Dividend Equivalents”).  Such Dividend Equivalents will be subject to the vesting requirements of Section 3 of this Agreement below, and no Dividend Equivalents will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

(e) Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to any Restricted Stock Unit until he or she shall have become the holder of record of such Stock, and except as otherwise provided in this Agreement or the Plan, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.
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3. Vesting.  Subject to Sections 2 and 4 of this Agreement, the restrictions on the Award will lapse upon determination by the Company’s Board or the Compensation Committee of the Company’s Board that the performance metrics set forth in Schedule 1 attached to this Agreement have been met and 100% of the Award will vest upon the day of the third anniversary of the Grant Date (the “Vesting Date”) following any such determination, provided that the Participant is employed on such Vesting Date by the Company or an Affiliate.  As soon as practicable after the Award vests and consistent with Section 409A of the Code, payment shall be made in Stock (based upon the Fair Market Value of the Stock on the day all restrictions lapse) and cash in the amount of any Dividend Equivalents credited to the Participant’s account with respect to such shares of Stock.  The Committee shall cause the Stock to be electronically delivered to the Participant’s electronic account with respect to such Stock free of all restrictions.  Pursuant to Section 11 of this Agreement, the cash and/or the number of shares delivered shall be net of the amount of cash and/or the number of shares withheld for satisfaction of Tax-Related Items (as defined below), if any. If the Participant ceases to be employed by the Company or an Affiliate at any time prior to the Vesting Date, any and all unvested Restricted Stock Units and their related Dividend Equivalents shall automatically be forfeited upon such cessation of service.

4. Termination of Employment.  Unless otherwise determined by the Committee at time of grant or thereafter or as otherwise provided in the Plan, any unvested portion of any outstanding Award held by a Participant at the time of termination of employment or other service for any reason will be forfeited upon such termination.

5. Participant.  Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock Units and Dividend Equivalents may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Adjustments; Change in Control.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of  the number and kind of shares that may be issued in respect of Restricted Stock Units.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.

(b) In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting and/or the lapse of restrictions with respect to the Award.  If the Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, the Award shall automatically vest prior to the Change in Control at a time designated by the Committee.  Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

(c) All outstanding Restricted Stock Units and Dividend Equivalents (if any) shall immediately vest upon a termination of employment by the Company or an Affiliate without Cause, within twelve months after a Change in Control.
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7. Clawback.  Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant breaches any nonsolicitation, noncompetition or confidentiality agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (a) cancel the Award, in whole or in part, whether or not vested, and/or (b) require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions).  Notwithstanding anything in the Plan or any Agreement to the contrary, if any of the Company’s financial statements are required to be restated due to errors, omissions, fraud, or misconduct, the Committee may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any Award or any past or future compensation from any Participant or former Participant with respect to any fiscal year of the Company for which the financial results are negatively affected by such restatement, including through cancellation of an Award or repayment of any gain realized (with such gain valued as of the date of exercise, payment or lapse of restrictions). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee.  Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment) and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.

8. Compliance with Law.  Notwithstanding any of the provisions in this Agreement or the Plan, the Company will not be obligated to issue or deliver any Stock to the Participant hereunder, if the exercise thereof or the issuance or delivery of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance or delivery of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

9. No Right to Continued Employment or Service.  Nothing in this Agreement or in the Plan shall be construed as giving any Participant, employee or other person the right to be retained in the employ or service of the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate Participant’s employment or service, any employee’s employment or other person’s service at any time.  Participant acknowledges and agrees that the continued vesting of the Restricted Stock Units granted hereunder is premised upon attainment of the performance goals set forth herein and vesting of such Restricted Stock Units shall not accelerate upon termination of employment or service for any reason unless specifically provided for herein.

10. Representations and Warranties of Participant.  The Participant represents and warrants to the Company that:

(a) Agrees to Terms of the Plan.  The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.  All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.
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(b) Cooperation.  The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c) No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Stock.  The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan or this Award.

11. Responsibility for Taxes.  The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate that employs the Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to the Award and the receipt of any Dividend Equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Furthermore, if the Participant has become subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) requiring a cash payment from the Participant; (ii) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, (iii) withholding from the proceeds of the sale of Stock acquired pursuant to the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or (iv) withholding from the shares of Stock subject to the Restricted Stock Units, provided, however, that if the Participant is a Section 16 officer of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Participant may elect the form of withholding from the alternatives above in advance of any tax withholding event, and in the absence of the Participant’s timely election, the Company will withhold in shares of Stock, or the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) may determine that a particular method be used to satisfy any withholding obligations for Tax‑Related Items.

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Stock.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, the Participant is deemed, for tax purposes, to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
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The Company may refuse to issue or deliver the Stock, the proceeds of the sale of Stock or cash in the amount of any Dividend Equivalents if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

12. Notice.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to Participant’s address as recorded in the records of the Company.

13. Governing Law; Choice of Venue.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, where this grant is made and/or to be performed.

14. Electronic Transmission and Participation.  The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company.

15. Country - Specific Provisions.  The Award shall be subject to any special terms and conditions set forth in the appendix to this Agreement for the Participant’s country (the “Appendix”).  Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

16. Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan or the Award, or on the Restricted Stock Units and on any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17. Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18. Waiver.  The Participant acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Participant or any other Participant.

[Signature page follows]
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLIANCE DATA SYSTEMS
CORPORATION

By: /s/ Joseph L. Motes, III
Joseph L. Motes, III
Executive VP, Chief Administrative
Officer, General Counsel and Secretary

PARTICIPANT

_____________________________
[PARTICIPANT NAME]

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APPENDIX TO THE
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE ALLIANCE DATA SYSTEMS CORPORATION
2020 OMNIBUS INCENTIVE PLAN

This Appendix contains additional (or, if so indicated, different) terms and conditions that govern the Award if the Participant is or becomes located outside of the United States of America (the “U.S.”). All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan or the main body of this Agreement, as applicable. To the extent there are any inconsistencies between these additional terms and conditions and those set forth in the Agreement, these additional terms and conditions shall prevail.

If Participant is a citizen or resident of a country other than the one in which he or she is currently working, is considered a citizen or resident of another country for local law purposes, or transfers employment or residency to another country after the Award is granted, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

ALL COUNTRIES

Nature of Grant.  In accepting the Award, the Participant acknowledges, understands and agrees that:

a)	the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;

b)
the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been granted in the past;

c)	all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

d)	the Participant’s participation in the Plan is voluntary;

e)
the Award and any Stock or cash underlying or acquired pursuant to the Award, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

f)	the future value of the Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

g)	unless otherwise agreed with the Company, the Award is not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Affiliate;

h)
no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of this Award resulting from termination of the Participant’s employment relationship (for any reason whatsoever and regardless of whether later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

i)
except as otherwise stated in the country specific provisions below, for purposes of the Award, the Participant’s employment relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed  or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Award, if any, will terminate effective as of such date and will not be extended by any notice period (e.g., the Participant’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under the applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence);

j)
unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits under the Plan evidenced by this Agreement do not create any entitlement to have this Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Stock or this Award; and

k)
neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the  Award or the subsequent sale of any shares of Stock acquired under the Plan.

Data Privacy Information and Consent.

a)
Data Collection and Usage.  The Company and the Employer may collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan.  The legal basis, where required, for the processing of Data is the Participant’s consent.

b)
Incentive Plan Administration Service Providers.  The Company transfers Data to Fidelity Brokerage Services LLC and its affiliated companies (“Fidelity”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan.  In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. The Participant acknowledges and understands that Fidelity will open an account for the Participant to receive this Award and to receive and trade shares of Stock, if any, acquired under the Plan.  The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the Participant’s ability to participate in the Plan.

c)
International Data Transfers. The Company and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States.  In the absence of appropriate safeguards, such as standard data protection clauses, the processing of the Participant’s Data in the United States or, as the case may be, other countries might not be subject to substantive data processing principles or supervision by data protection authorities.  In addition, the Participant might not have enforceable rights regarding the processing of the Participant’s Data in such countries. The Company’s legal basis, where required, for the transfer of Data is Participant’s consent.

d)
Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

e)
Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this Award or other awards to the Participant or administer or maintain such awards.

f)
Data Subject Rights. The Participant may have a number of rights under data privacy laws in the Participant’s jurisdiction.  Depending on where the Participant is located, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant may contact his or her local human resources representative.

By accepting the Award and indicating consent via the Company’s online acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

Language. The Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow the Participant to understand the terms of the Agreement and any other document related to this Award and/or the Plan. If the Participant has received the Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.

Insider Trading Restrictions/Market Abuse Laws.  The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant’s country of residence, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Stock, rights to Stock (e.g., Restricted Stock Units) or rights linked to the value of Stock during such times the Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any restrictions and the Participant should consult his or her personal legal advisor on this matter.

Foreign Asset / Account and Exchange Control Reporting Obligations.  The Participant may be subject to certain foreign asset and/or account reporting requirements and/or exchange control restrictions, reporting requirements or repatriation obligations related to the Award and participation in the Plan.  Such requirements and restrictions may be triggered by the grant of the Award, the opening of a brokerage account in connection with the Plan, the acquisition of shares of Stock or dividends paid on the Stock or cash proceeds from the sale of the shares of Stock, or other activities or transactions related to the Plan.  The Participant acknowledges that it is his or her responsibility to be compliant with any applicable requirements, and the Participant should consult his or her personal tax or legal advisor with any questions about such requirements.

AUSTRALIA

Offer Document

The Company is pleased to provide the Participant with this offer to participate in the Plan.  This offer may set out information regarding the grant of an Award, which may result in the issuance of Stock, to Australian resident employees of the Company and its Affiliates.  This offer is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

Additional Documents

In addition to the information set out in the Agreement, the Participant is also being provided with copies of the following documents:

(a)	the Plan;

(b)	U.S. prospectus for the Plan; and

(c)	Employee Information Supplement for Australia (collectively, the “Additional Documents”).

The Additional Documents provide further information to help the Participant make an informed investment decision about participating in the Plan.  Neither the Plan nor the U.S. prospectus for the Plan is a prospectus for the purposes of the Corporations Act 2001.

The Participant should not rely upon any oral statements made in relation to this offer.  The Participant should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.

Tax Notification

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Securities Law Notification

Investment in Stock involves a degree of risk.  Participants who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Stock under the Plan as set out in the Agreement and the Additional Documents.

The information contained in this offer is general information only.  It is not advice or information that takes into account the Participant’s objectives, financial situation and needs.

Participants should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.

Additional Risk Factors for Australian Residents

Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of shares of Stock.  For example, the price at which the Stock is quoted on the New York Stock Exchange may increase or decrease due to a number of factors.  There is no guarantee that the price of the Stock will increase.  Factors which may affect the price of the Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

In addition, the Participant should be aware that the Australian dollar value of any Stock acquired under the Plan will be affected by the U.S. dollar/Australian dollar exchange rate.  Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock

Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation.  Each holder of the Company’s common stock is entitled to one vote for every share held in the Company.

Dividends may be paid on the shares of Stock out of any funds of the Company legally available for dividends at the discretion of the Board.

At the time of this Award, the shares of Stock are traded on the New York Stock Exchange in the United States of America under the symbol “ADS”.

The shares of Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares

Participants may ascertain the current market price of the Stock as traded on the New York Stock Exchange at http://www.nyse.com under the symbol “ADS.”  The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This will not be a prediction of what the market price per share of Stock will be when the Award vests or when the shares of Stock are issued, if at all, or of the applicable exchange rate on the date the shares of Stock are issued.

BELGIUM

No country-specific provisions apply.

BRAZIL

Compliance with Law.  In accepting the Award, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting and settlement of the Award, the sale of any Stock acquired under the Plan and the receipt of any dividends.

Nature of Grant.  The following provision supplements the “Nature of Grant” provision of the Appendix:

In accepting the Award, the Participant understands and agrees that (i) he or she is making an investment decision, and (ii) the value of the underlying Stock, if any,  is not fixed and may increase or decrease over the vesting period without compensation to the Participant.

CANADA

The following provision replaces Section 4 of the Agreement:

Unless otherwise determined by the Committee at time of grant or thereafter or as otherwise provided in the Plan, any unvested portion of any outstanding Award held by a Participant at the time of termination of employment will not vest, and will be forfeited, upon such termination, except to the extent provided under the Canada specific “Nature of Grant” provision of the Appendix below.

Nature of Grant.  The following provision replaces subsection (i) of the “Nature of Grant” provision of the Appendix:

For purposes of the Award and the Participant’s right (if any) to earn, seek damages in lieu of, or otherwise be paid any portion of the Award, whether in cash or in Stock (and any related Dividend Equivalents) pursuant to this Agreement, the Participant’s employment relationship will be considered terminated as of the date that is the earlier of (i) the date the Participant’s employment with the Employer is terminated, whether by the Participant, by the Employer, or by way of contractual frustration, or (ii) the date the Participant receives notice of termination (either written or otherwise), regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Participant’s right to vest in the Award, whether in cash or in Stock (and any related Dividend Equivalents), if any, will terminate effective upon the expiration of Participant’s minimum statutory notice period, and Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

The following provisions apply for Participants resident in Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée.  Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy.  The following provision supplements the “Data Privacy” provision of the Appendix:

To the extent necessary for the purposes of administering the Plan, the Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  The Participant further authorizes the Company, any Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors.  The Participant further authorizes the Company and any Affiliate to record such information and to keep such information in the Participant’s employee file.

Securities Law Information.  The Participant acknowledges that he or she is permitted to sell the Stock acquired under the Plan through the designated broker appointed by the Company, provided the sale of the Stock takes place outside of Canada through facilities of a stock exchange on which the shares of Stock are listed (i.e., at the time of this Award, the NYSE).

FRANCE

Award Not Tax-Qualified. The Participant understands that the Award is not intended to be French tax-qualified.

Language Consent.  By accepting the Agreement, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language.  The Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée.  En acceptant le Contrat, la Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat) qui ont été communiqués en langue anglaise.  La Participant accepte les termes de ces documents en connaissance de cause.

GERMANY

No country-specific provisions apply.

HONG KONG

Representations and Warranties of Participant.  The following provision supplements Section 10 of the main body of the Agreement:

Any shares of Stock received at vesting are accepted by the Participant as a personal investment.  In the event that an Award vests in whole or in part and shares of Stock are issued to the Participant (or the Participant’s heirs) within six months of the date of grant, the Participant (or the Participant’s heirs) agrees that the shares of Stock will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the date of grant.

Securities Law Information.  WARNING: The contents of this Agreement have not been reviewed by any regulatory authority in Hong Kong.  The Participant is advised to exercise caution in relation to the offer.  If the Participant is in any doubt about any of the contents of this Agreement, Participant should obtain independent professional advice.  Neither the grant of the Award nor the issuance of Stock upon vesting of the Award constitutes a public offering of securities under Hong Kong law; the Award and the shares of Stock are available only to employees of the Company and its Affiliates.  The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company and its Affiliates and may not be distributed to any other person.

INDIA

No country-specific provisions apply.

IRELAND

No country-specific provisions apply.
ITALY

Plan Document Acknowledgement.  By accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including the Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including the Appendix.  The Participant further acknowledges that the Participant has read and specifically and expressly approves the following sections of the Agreement: Section 2: Award; Section 3: Vesting; Section 4: Termination of Employment; Section 7: Clawback; Section 10: Representations and Warranties of Participant; Section 11: Responsibility for Taxes; Section 12: Notice; Section 13: Governing Law and Choice of Venue; Section 14: Electronic Transmission and Participation; Section 15: Country-Specific Provisions; and  Section 16: Imposition of Other Requirements.

JAPAN

No country-specific provisions apply.

LUXEMBOURG

No country-specific provisions apply.
MEXICO

Labor Law Policy and Acknowledgment.  By accepting the Award, the Participant expressly recognizes that Alliance Data Systems Corporation, with registered offices at 7500 Dallas Parkway, Suite 700, Plano, TX, 75024, USA, is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of Stock do not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and Participant’s sole Employer is Brand Loyalty Worldwide GmbH (“Brand Loyalty Mexico”).  Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that the Participant may derive from his or her participation in the Plan do not establish any rights between the Participant and Brand Loyalty Mexico, and do not form part of the employment conditions and/or benefits provided by Brand Loyalty Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

The Participant further understands that his or her participation in the Plan is a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to the Participant.

Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, its Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Plan Document Acknowledgment.  By accepting the Award, the Participant acknowledges that Participant has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.  In addition, by accepting the Award, the Participant acknowledges that Participant has read and specifically and expressly approves the terms and conditions in the “Nature of the Grant” provision of the Appendix, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company, the Employer nor any Affiliate is responsible for any decrease in the value of the shares of Stock, if any, underlying the Award.

Política de la Ley Laboral y Reconocimiento.  Al aceptar el Premio, el Participante reconoce expresamente que Alliance Data Systems Corporation, con oficinas registradas ubicadas a 7500 Dallas Parkway, Suite 700, Plano, TX, 75024, USA, es el único responsable de la administración del Plan y que participación del Participante en el mismo y la adquisición de Acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, debido a que la participación de esa persona en el Plan deriva únicamente de una relación comercial y el único Patrón del participante es Brand Loyalty Worldwide GmbH (“Brand Loyalty Mexico”).  Derivado de lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que pudieran derivar para el Participante por su participación en el mismo, no establecen ningún derecho entre el Participante y Brand Loyalty Mexico, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Brand Loyalty Mexico, y cualquier modificación al Plan o la terminación del mismo de ninguna manera podrá ser interpretada como una modificación o detrimento de los términos y condiciones de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o discontinuar la participación del Participante en cualquier momento, sin ninguna responsabilidad hacia el Participante.

Finalmente el Participante manifiesta que no se reserva ninguna acción o derecho que ejercitar en contra dela Compañía, por cualquier compensación o daños o perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia exime amplia y completamente a la Compañía, sus Afiliadas, sucursales, oficinas de representación, sus accionistas, administradores, agentes y representantes legales con respecto a cualquier reclamo que pudiera surgir.

Reconocimiento de Documentos del Plan. Al aceptar el premio,  el Participante reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Acuerdo en su totalidad y entiende y acepta los términos del Plan y del Acuerdo. Adicionalmente, al aceptar el Premio, el Participante reconoce que ha leído y específica y expresamente aprueba los términos y condiciones denominado “Naturaleza de la Concesión), donde claramente se establece que (i) la participación en el Plan no constituye un derecho adquirido, (ii) el Plan y la participación en el Plan es ofrecido por la Compañía en forma totalmente discresional; (iii) la participación en el Plan es voluntaria; y (iv) ni la Compañía ni el Patrón ni su Afiliada es responsable por el decremento en el valor de las acciones del premio respectivo.

Securities Law Information.  The Award and the shares of Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Award may not be publicly distributed in Mexico. These materials are addressed to Participant only because of Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form.  The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

No country-specific provisions apply.

POLAND

No country-specific provisions apply.

SOUTH KOREA

No country-specific provisions apply.
SPAIN

Nature of Grant.  This provision supplements the “Nature of Grant” provision of the Appendix:

In accepting the Award, the Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan.

The Participant understands and agrees that, as a condition of the grant of the Award, if the Participant’s employment terminates, unless otherwise provided in the Agreement or by the Company, any unvested portion of the Award shall be forfeited without entitlement to the underlying cash or Stock, if any, or to any amount as indemnification in the event of a termination, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the Award to individuals who may be employees of the Company or an Affiliate.  The decision is limited and entered into based upon the express assumption and condition that any Award will not economically or otherwise bind the Company or any Affiliate, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement.  Consequently, the Participant understands that the Award is granted on the assumption and condition that the Award shall not become part of any employment or service agreement (whether with the Company or any Affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.  Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of the Award, which is gratuitous and discretionary, since the future value of the Award and the underlying Stock, if any, is unknown and unpredictable.  The Participant also understands that the grant of the Award would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant of the Award and any right to the underlying shares of Stock, if any, shall be null and void.

Securities Law Information. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory with respect to the Award.  No public offering prospectus has been nor will be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”).  Neither the Plan nor the Agreement constitute a public offering prospectus and they have not been, nor will they be, registered with the CNMV.

UNITED KINGDOM

Responsibility for Taxes. The following supplements Section 11 of the main body of the Agreement:

Without limitation to Section 11 of the main body of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is an executive officer or director, as within the meaning of Section 13(k) of the Securities and Exchange Act of 1934, as amended, the terms of the immediately foregoing provision will not apply.  In the event that the Participant is such an executive officer or director and the income tax is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable.  The Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company of the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit.